CONVERTIBLE PROMISSORY NOTE

$100,000.00                                             Fort Lauderdale, Florida

                                                                 October 1, 1998

         FOR VALUE RECEIVED, the undersigned Colmena Corporation, a Delaware corporation (the "Maker" or "Colmena") promises to pay to the order of SBV Holding, Inc., a Delaware corporation (the "Holder"), at Fort Lauderdale, One Hundred Thousand ($100,000.00) Dollars, together with interest thereon from the above date until maturity, at an interest rate of ten (10%) percent per annum. Maker, at the date hereof, is indebted to Holder in the amount of $82,500.00. Such indebtedness shall be combined with the $17,500.00 paid by Maker to Holder on the date hereof and this Note shall represent all amounts owned by Maker to Holder as of this date.

         The entire principal balance shall be due and payable on or before July 30, 1999.

         On or before the maturity date, the Holder may convert, from time to time, any portion of the principal balance into shares of Common Stock of Colmena (based upon the conversion price of $.40 per share.)

         If default be made in the payment of interest or in the payment of the balance of principal and interest, and such default shall continue uncorrected for ten (10) days after notice thereof to the undersigned, then, at the option of the Holder, the entire amount of unpaid principal, together with all accrued interest provided for herein, shall immediately become due and payable, without presentment, demand, protest or notice., all of which are hereby expressly waived. Failure of the Holder to exercise any option hereinabove provided shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. All sums which shall not be paid when due, whether principal or interest, shall bear interest until paid at the rate of eighteen (18%) percent per annum.

         Colmena hereby waives presentment for payment, protest, and notice of protest and of nonpayment and consents to any number of renewals or extensions of time of payment hereof. Any such renewals or extensions may be made without notice to the undersigned and without in any way affecting the liability of the undersigned.

         The prevailing party hereby agrees to pay all out-of-pocket costs and expenses including reasonable attorneys' fees, incurred by the other party in connection with the collection of the indebtedness evidenced by this Note or in enforcing any of the rights, powers, remedies and privileges hereunder. As used in this Note, the term "attorneys' fees shall mean reasonable charges and expenses for legal services rendered to or on behalf of the party in connection with the collection of the indebtedness evidenced by this Note at any time whether prior to the commencement of judicial proceedings and/or thereafter at the trial and/or appellate legal and/or pre and post-judgement or bankruptcy proceedings.

         This Note has been delivered in Broward County, Florida and is to be construed and enforced according to, and governed by, the laws of the State of Florida.

                                      COLMENA CORPORATION , a Delaware
                                      Corporation, Maker

                                      By:/s/ Richard C. Peplin, Jr.

                                      Name:  Richard C. Peplin, Jr.

                                      Its:  President


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